SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 21, 2004
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(Date of earliest event reported)

VINEYARD NATIONAL BANCORP
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(Exact name of registrant as specified in its charter)

California                   000-20862               33-0309110
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(State or other jurisdiction       (Commission File Number)        (IRS Employer
of incorporation)                                    Identification No.)

9590 Foothill Boulevard, Rancho Cucamonga, California             91730
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(Address of principal executive offices)                   (Zip Code)

(909) 987-0177
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(Registrant’s telephone number, including area code)

Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)

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Item 5.      Regulation FD Disclosure

On June 21, 2004, Vineyard National Bancorp (the “Company”) announced by press release, a copy of which is attached hereto as Exhibit 99.1, that it had entered into agreements with institutional investors (the “Investors”) with respect to the sale of an aggregate of approximately $16.0 million of the Company’s common stock in a private placement transaction. The private placement was completed pursuant to a Securities Purchase Agreement by and between the Company and the Investors, dated June 18, 2004, a copy of which is attached hereto as Exhibit 99.2. The Company also issued warrants to the Investors to purchase over a period of seven years up to an aggregate of an additional 80,000 shares of its common stock at approximately $50.00 per share, pursuant to Warrant Agreements, dated June 21, 2004, the form of which is attached hereto as Exhibit 4.1. In addition, the Company granted the Investors certain registration rights with respect to the shares of common stock and the shares of common stock to be received pursuant to the exercise of the warrants pursuant to a Registration Rights Agreement dated June 18, 2004, a copy of which is attached hereto as Exhibit 4.2. Neither the shares of common stock sold to the Investors nor the additional shares of common stock to be issued pursuant to the exercise of the warrants, have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. All exhibits attached hereto are incorporated herein by reference.

Item 7.      Financial Statements and Exhibits

(a)   Not applicable.

(b)   Not applicable.

(c)   The following exhibits are included with this Report:

        Exhibit 4.1    Warrant Agreement dated June 21, 2004

     Exhibit 4.2    Registration Rights Agreement dated June 18, 2004

     Exhibit 99.1  Press release

              Exhibit 99.2  Securities Purchase Agreement dated June 18, 2004

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: June 21, 2004	By:	/s/ Gordon Fong
Gordon Fong
Senior Vice President and Chief Financial Officer

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